     As filed with the Securities and Exchange Commission on August 11, 2000
                           Registration No. 333-______

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                             HYPERCOM CORPORATION
            (Exact name of Registrant as specified in its charter)

                  Delaware                            86-0828608
           (State or other jurisdiction of         (I.R.S. Employer
          incorporation or organization)           Identification No.)

              2851 West Kathleen Road, Phoenix, Arizona 85053-4053 (Address of Principal Executive Offices) (Zip Code)

          HYPERCOM CORPORATION 2000 BROAD-BASED STOCK INCENTIVE PLAN
                           (Full title of the plan)

                             Jonathon E. Killmer
  Executive Vice President, Chief Financial Officer and Chief Administrative
                                   Officer
                             Hypercom Corporation
                           2851 West Kathleen Road
                          Phoenix, Arizona 85053-4053
                   (Name and address of agent for service)

                                (602) 504-5000
        (Telephone number, including area code, of agent for service)

                                 With copy to:
                               Steven D. Pidgeon
                             Snell & Wilmer L.L.P.
                               One Arizona Center
                             Phoenix, Arizona 85004
                                 (602) 382-6000

                       CALCULATION OF REGISTRATION FEE

                                          PROPOSED     PROPOSED
       TITLE OF                           MAXIMUM       MAXIMUM
      SECURITIES           AMOUNT         OFFERING     AGGREGATE     AMOUNT OF
        TO BE               TO BE          PRICE       OFFERING     REGISTRATION
      REGISTERED         REGISTERED      PER SHARE(1)   PRICE(2)        FEE
      ----------         ----------      ----------    ---------    ------------

Common Stock              5,000,000      $9.78        $48,900,000   $12,910
($0.001 par value per
share)

----------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933 (the "Securities Act"), on the basis of the average of the high and low prices of shares of common stock as of August 4, 2000.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


      The documents containing the information specified in Part I, Items 1 and 2, have been delivered to employees in accordance with Form S-8 and Securities Act Rule 428.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed or to be filed with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

      The following documents have been filed by Hypercom Corporation (the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and are hereby incorporated by reference into this Registration Statement:

      (a) the Company's Transition Report on Form 10-K for the transition period ended December 31, 1999;

      (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000; and

      (c) the description of the Company's capital stock contained in the Registrant's Registration Statement on Form 8-A, dated October 22, 1997, filed with the Securities and Exchange Commission pursuant to
            Section 12(g) of the Securities Act of 1934.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company's Amended and Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) liability for payments of dividends or stock purchases or redemptions in violation of Section 174 of the Delaware General Corporation Law; or (iv) any transaction from which the director derived an improper personal benefit. In addition, the Company's Certificate of Incorporation provides that the Company shall to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is a party, or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee") against expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties paid in connection with the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as otherwise provided with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding or part thereof was authorized by the board of directors of the Company.

      The right to indemnification set forth above includes the right to be paid by the Company the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred herewith are contract rights and continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and inures to the benefit of the Indemnitee's heirs, executors and administrators.

      The Delaware General Corporation Law provides that indemnification is permissible only when the director, officer, employee, or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The Delaware General Corporation Law also precludes indemnification in respect of any claim, issue, or matter as to which an officer, director, employee, or agent shall have been adjudged to be liable to the Company unless and only to the extent that the court of Chancery or the court in which such action or suit was brought shall determine that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable

ITEM 8.  EXHIBITS.

EXHIBIT                                                    PAGE OR
NUMBER         DESCRIPTION                                 METHOD OF FILING
-------        -----------                                 ----------------
3.1            Amended and Restated Certificate of         Incorporated by
               Incorporation of the Company                reference to the
                                                           Company's
                                                           Registration
                                                           Statement on Form S-1
                                                           (file No. 333-35461)

3.2            Amended and Restated Bylaws of the Company  Incorporated by
                                                           reference to the
                                                           Company's
                                                           Registration
                                                           Statement on Form S-1
                                                           (file No. 333-35461)

5              Opinion of Snell & Wilmer L.L.P.            Filed Herewith
               (including consent)

10.1           Hypercom Corporation 2000 Broad-Based       Filed Herewith
               Stock Incentive Plan

23.1           Consent of Ernst & Young LLP                Filed Herewith

23.2           Consent of PricewaterhouseCoopers LLP       Filed Herewith

23.3           Consent of Counsel                          See Exhibit No. 5

ITEM 9.  UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range June be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") June be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on August 11, 2000.

                                          HYPERCOM CORPORATION

                                          By: /s/ Jonathon E. Killmer
                                             -----------------------------------
                                             Jonathon E. Killmer
                                             Executive Vice President, Chief
                                             Financial Officer and Chief
                                             Administrative Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                             TITLE                      DATE
---------                             -----                      ----
(1) PRINCIPAL EXECUTIVE,
FINANCIAL AND ACCOUNTING OFFICERS
                                   President, Chief
/s/ George Wallner                 Executive Officer and         August 11, 2000
------------------------------                                         ---
George Wallner                     Director

/s/ Jonathon E. Killmer            Executive Vice                August 11, 2000
------------------------------                                         ---
Jonathon E. Killmer                President, Chief
                                   Financial Officer and
                                   Chief Administrative
                                   Officer

(2) DIRECTORS

/s/ Albert Irato                   Chairman of the Board         August 11, 2000
------------------------------                                         ---
Albert Irato

                                   Director                      August  , 2000
------------------------------                                         ---
Peter J. Hart

/s/ William Keiper                 Director                      August 11, 2000
------------------------------                                         ---
William Keiper

/s/ Jock Patton                    Director                      August 11, 2000
------------------------------                                         ---
Jock Patton

/s/ Jane Evans                     Director                      August 11, 2000
------------------------------                                         ---
Jane Evans

                                 EXHIBIT INDEX


EXHIBIT                                                    PAGE OR
NUMBER         DESCRIPTION                                 METHOD OF FILING
-------        -----------                                 ----------------
3.1            Amended and Restated Certificate of         Incorporated by
               Incorporation of the Company                reference to the
                                                           Company's
                                                           Registration
                                                           Statement on Form S-1
                                                           (file No. 333-35461)

3.2            Amended and Restated Bylaws of the Company  Incorporated by
                                                           reference to the
                                                           Company's
                                                           Registration
                                                           Statement on Form S-1
                                                           (file No. 333-35461)

5              Opinion of Snell & Wilmer L.L.P.            Filed Herewith
               (including consent)

10.1           Hypercom Corporation 2000 Broad-Based       Filed Herewith
               Stock Incentive Plan

23.1           Consent of Ernst & Young LLP                Filed Herewith

23.2           Consent of PricewaterhouseCoopers LLP       Filed Herewith

23.3           Consent of Counsel                          See Exhibit No. 5